EXHIBIT 99.1

Proxima ASA

AMENDED 1998 STOCK OPTION PLAN

    1.  Purposes of the Plan.  The purposes of this Stock Option Plan are:

  •
  to attract and retain the best available personnel for positions of substantial responsibility,

  •
  to provide additional incentive to Employees, Directors and Consultants, and

  •
  to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

    2.  Definitions.  As used herein, the following definitions shall apply:

      (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

      (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

      (c) "Board" means the Board of Directors of the Company.

      (d) "Change in Control" means:

        (X) a change in ownership or control of the Company effected through any of the following transactions:

           (i) a merger, consolidation or reorganization approved by the Company's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction,

          (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

          (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board recommends such stockholders accept;

    and

        (Y) a change in ownership or control of Proxima effected through any of the following transactions:

           (i) a merger, consolidation or reorganization approved by Proxima's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned Proxima's outstanding voting securities immediately prior to such transaction,

          (ii) any stockholder-approved transfer or other disposition of all or substantially all of Proxima's assets, or

          (iii) the acquisition, directly or indirectly by any person or related group of persons (other than Proxima or a person that directly or indirectly controls, is controlled by, or is under common control with, Proxima), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of Proxima's outstanding securities pursuant to a transaction which Proxima's board of directors recommends the stockholders accept;

  provided, however, that the occurrence of any event described in subsection (Y)(i)-(iii) above shall be deemed a "Change of Control" only with respect to Options held by employees of, and consultants engaged by, Proxima.

      (e) "Code" means the Internal Revenue Code of 1986, as amended.

      (f)  "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

      (g) "Common Stock" means the Common Stock of the Company.

      (h) "Company" means Proxima ASA, a Norwegian corporation.

      (i)  "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

      (j)  "Continuous Status as an Employee, Director or Consultant" means that (i) the employment relationship with, (ii) the relationship as a Director of or (iii) the consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

      (k) "Director" means a member of the Board.

      (l)  "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.

      (m) "Employee" means any person, including officers and Directors, employed by the Company, or any Parent, or any Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

      (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

         (i) If the Common Stock is listed on the Oslo Bors, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange on the date of determination;

        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination;

        (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

      (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (p) "Involuntary Termination" means the termination of the Continuous Status as an Employee, Director or Consultant of any individual which occurs by reason of:

         (i) such individual's involuntary dismissal or discharge by the Company (or Parent or Subsidiary employing the individual) for reasons other than Misconduct, or

        (ii) such individual's voluntary resignation following (A) a change in his or her position with the Company (or any Parent or Subsidiary employing the individual) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company (or Parent or Subsidiary) without the individual's consent.

      (q) "Misconduct" means the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the service of the Company (or any Parent or Subsidiary).

      (r) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

      (s) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

      (t)  "Option" means a stock option granted pursuant to the Plan.

      (u) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

      (v) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

      (w) "Optioned Stock" means the Common Stock subject to an Option.

      (x) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

      (y) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (z) "Plan" means this 1998 Stock Option Plan.

      (aa) "Proxima" means Proxima Corporation, a Delaware corporation.

      (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

      (cc) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3.  Stock Subject to the Plan.  Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 1,116,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

    4.  Administration of the Plan.

      (a)  Procedure.

         (i)  Multiple Administrative Bodies.  The Plan may be administered by different bodies with respect to different groups of Optionees.

        (ii)  Section 162(m).  To the extent that the Administrator determines it is to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

        (iii)  Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

      (b)  Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

         (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

        (ii) to select the Employees, Directors and Consultants to whom Options may be granted hereunder;

        (iii) to determine whether and to what extent Options are granted hereunder;

        (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

        (v) to approve forms of agreement for use under the Plan;

        (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

       (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

       (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

        (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

        (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

        (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

       (xii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined as of the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

       (xiii) to institute an Option Exchange Program;

       (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

      (c)  Effect of Administrator's Decision.  The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

    5.  Eligibility.  Nonstatutory Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Director or Consultant who has been granted an Option may be granted additional Options.

    6.  Limitations.

      (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be deter-mined as of the time the Option with respect to such Shares is granted.

      (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

      (c) The following limitations shall apply to grants of Options to Employees:

         (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares.

        (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 400,000 Shares, which shall not count against the limit set forth in subsection (i) above.

        (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

        (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

    7.  Term of Plan.  Subject to Section 18 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

    8.  Term of Option.  The term of each Option shall be stated in the Notice of Grant; provided, however, that in no event shall any Option term exceed ten (10) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

    9.  Option Exercise Price and Consideration.

      (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

         (i) In the case of an Incentive Stock Option

          (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

          (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

        (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but in no event shall the exercise price be less than 85% of the Fair Market Value per share on the date of grant. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the

    Fair Market Value per Share on the date of grant. For Nonstatutory Stock Options granted to any person owning stock representing more than ten (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

      (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period. Any Option granted hereunder shall become exercisable in installments of at least twenty (20%) of the shares subject to the Option in each of the first through the fifth years following the date of grant. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Company (or any Parent or Subsidiary), non-employee members of the Board of Directors or Consultants of the Company (or any Parent or Subsidiary).

      (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

         (i) cash;

        (ii) check;

        (iii) promissory note;

        (iv) other Shares (A) that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, and (B) in the case of Shares acquired upon exercise of an option, that have been owned by the Optionee for more than six months on the date of surrender.

        (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option, a sale of all or a portion of the Shares acquired pursuant thereto and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income and employment taxes required to be withheld by reason of such exercise;

        (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

       (vii) any combination of the foregoing methods of payment; or

       (viii) other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10.  Exercise of Option.

      (a)  Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as may be determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

      Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b)  Termination of Employment Relationship, Directorship or Consulting Relationship.  Upon termination of an Optionee's Continuous Status as an Employee, Director or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Notice of Grant, which period shall be no less than thirty (30) days, to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the unexercisable portion of the Option shall terminate, and the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator for the shares for which the Option was exercisable at the date of termination, the Option shall terminate with respect to such Shares, and the Shares covered by such Option shall revert to the Plan.

      Notwithstanding the above, in the event of changes in an Optionee's status between Employee, Director or Consultant, the Optionee's Continuous Status as an Employee, Director or Consultant shall not automatically terminate solely as a result of such changes in status. In such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months and one (1) day following the date Optionee's status as an employee terminated.

      (c)  Disability of Optionee.  Upon termination of an Optionee's Continuous Status as an Employee, Director or Consultant as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of termination, but only to the extent that the Optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the Option as set forth in the Notice of Grant). If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the unexercisable portion of the Option shall terminate, and the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein for the Shares for which the Option was exercisable, the Option shall terminate with respect to such Shares, and the Shares covered by such Option shall revert to the Plan.

      (d)  Death of Optionee.  Upon the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee would have been entitled to exercise the Option on the date of death. If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the unexercisable portion of the Option shall terminate, and the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If the Optionee's estate or the person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein for the Shares for which the Option was exercisable, the Option shall terminate with respect to such Shares, and the Shares covered by such Option shall revert to the Plan.

      (e)  Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11.  Non-Transferability of Options.  An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    12.  Adjustments Upon Changes in Capitalization, Dissolution or Change in Control.

      (a)  Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclas-sification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

      (b)  Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

      (c)  Change In Control.

         (i) Each Option outstanding at the time of a Change in Control but not otherwise fully vested shall automatically accelerate so that each such Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that Option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding Option shall not so accelerate if and to the extent: (A) such Option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control, (B) such Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the Option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those Option shares or (C) the acceleration of such Option is subject to other limitations imposed by the Administrator at the time of the Option grant.

        (ii) Immediately following the consummation of the Change in Control, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.

        (iii) Each Option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the Option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (A) the exercise price payable per share under each outstanding Option, provided the aggregate exercise price payable for such securities shall remain the same, (B) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (C) the maximum number and/or class of securities for which any one person may be granted Options in any fiscal year of the Company.

        (iv) The Administrator may at any time provide that one or more Options will automatically accelerate in connection with a Change in Control, whether or not those Options are assumed or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Any such Option shall accordingly become exercisable, immediately prior to the effective date of such Change in Control, for all of the shares of Common Stock at the time subject to that Option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

        (v) Any and all outstanding Options held by an Optionee will automatically accelerate upon an Involuntary Termination of the Optionee's service within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control in which those Options do not otherwise accelerate. Any Options so accelerated shall remain exercisable for fully vested shares until the earlier of (A) the expiration of the Option term or (B) the expiration of the one (l) year period measured from the effective date of the Involuntary Termination.

        (vi) The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

    13.  Date of Grant.  The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    14.  Amendment and Termination of the Plan.

      (a)  Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

      (b)  Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

      (c)  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

    15.  Conditions Upon Issuance of Shares.

      (a)  Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b)  Investment Representations.  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    16.  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    17.  Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    18.  Stockholder Approval.  Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws and the rules of any stock exchange or quotation system upon which the Common Stock is listed.

    19.  Financial Information.  The Company shall deliver a balance sheet and an income statement at least annually to each holder of an Option under this Plan, unless such individual is a key Employee whose duties in connection with the Company (or any Parent or Subsidiary) assure such individual access to equivalent information.

Approved by Board of Directors:	10/14/98; amended 11/98, 6/99
Ratified by Stockholders:	4/15/99